UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Explanatory Note

On May 28, 2024, Venus Concept Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that, on May 24, 2024, the Company and its wholly owned subsidiary, Venus Concept USA, Inc. (“Venus USA”), exchanged $35,000,000 in aggregate principal amount outstanding under that certain Loan and Security Agreement (Main Street Priority Loan), dated December 8, 2020, among Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP, as lenders, and Venus USA, as borrower (the “MSLP Loan Agreement”), for (i) $17,142,009 in aggregate principal amount of new secured convertible notes of Venus USA issued under the MSLP Loan Agreement (the “New Notes”) and (ii) 576,986 shares of newly-created convertible preferred stock of the Company, designated as “Series Y Convertible Preferred Stock.”

This Amendment No. 1 to the Original Report (this “Amendment”) amends Item 1.01 of the Original Report to correct (i) the amount of indebtedness exchanged under the MSLP Loan Agreement from $35,000,000, as disclosed in the Original Report, to $52,142,009 and (ii) the description of the New Notes from new secured convertible notes, as disclosed in the Original Report, to new secured notes.

Other than the foregoing amendments to Item 1.01 of the Original Report, the Original Report remains unchanged. The Original Report is incorporated herein by reference, and any and all references to the Original Report made in this Amendment are qualified by reference to the Original Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: May 29, 2024	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer